Exhibit 99.1

Modivcare Announces Leadership Transition

Chief Financial Officer L. Heath Sampson Appointed Interim Chief Executive Officer

Board Initiates Search for Permanent Successor

DENVER, August 2, 2022 – Modivcare Inc., (the “Company” or “Modivcare”) (Nasdaq: MODV), a technology-enabled healthcare services company that provides a platform of integrated supportive care solutions focused on improving patient outcomes, today announced that the Company’s Chief Financial Officer, L. Heath Sampson, has been appointed Interim Chief Executive Officer, effective immediately. In connection with this announcement, Daniel E. Greenleaf is no longer serving as Chief Executive Officer and a member of the Company’s Board of Directors. The Modivcare Board has commenced a search process to identify Modivcare’s next CEO.

Chris Shackelton, Chairman of the Modivcare Board, said, “In an effort to better serve our stakeholders and position the Company as the leading supportive care provider in the nation, Modivcare has undergone a significant transformation over the last few years. The Board has determined that now is the right time to transition to our next phase of leadership. We are fortunate to have a leader of Heath’s caliber and experience step into the CEO role on an interim basis. Heath knows the company well, and we are confident he is the right person to lead Modivcare and help continue to deliver profitable growth.”

Mr. Sampson said, “I appreciate the opportunity to serve in this role on an interim basis while the Board conducts a search for Modivcare’s next CEO. We look forward to hosting our previously scheduled earnings call on Thursday to review our strong quarterly results and the solid momentum underway at Modivcare.”

About L. Heath Sampson

Mr. Sampson has nearly three decades of executive and financial leadership experience across a range of private and publicly traded companies. He has served as Chief Financial Officer of Modivcare since February 2021. Before joining Modivcare, Mr. Sampson served as Chief Executive Officer of Advanced Emissions Solutions, Inc., where he orchestrated a successful company turnaround and transformation. Prior to that, he held Chief Financial Officer roles at private equity-owned Square Two Financial and within key business units at First Data Corporation. He began his career in auditing and business consulting at Arthur Andersen.

Mr. Sampson graduated from the University of Denver with a Bachelor of Business Administration degree in Accounting and a Master of Accountancy degree.

About Modivcare

Modivcare Inc. (“Modivcare”) (Nasdaq: MODV) is a technology-enabled healthcare services company that provides a platform of integrated supportive care solutions for public and private payors and their patients. Our value-based solutions address the social determinants of health (SDoH), enable greater access to care, reduce costs, and improve outcomes. We are a leading provider of non-emergency medical transportation (NEMT), personal care and remote patient monitoring. To learn more about Modivcare, please visit www.modivcare.com.

Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. Such forward-looking statements are based on current expectations, assumptions, estimates and projections about the Company’s business and its industry, and are not guarantees of the Company’s future performance. These statements are subject to a number of known and unknown risks, uncertainties and other factors, many of which are beyond the Company’s ability to control or predict, which may cause actual events to be materially different from those expressed or implied herein, including, but not limited to, the Company’s ability to successfully execute its leadership transition. The Company has provided additional information about the risks facing its business in its annual report on Form 10-K and subsequent filings most recently filed with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made and are expressly qualified in their entirety by the cautionary statements set forth herein and in the Company’s filings with the Securities and Exchange Commission, which you should read in their entirety before making an investment decision with respect to the Company’s securities. The Company undertakes no obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise, except as required by applicable law.

Media

Kate Zerone

Director, Ombudsman & Communications

kate.zerone@modivcare.com

Investors

Kevin Ellich

Vice President, Head of Investor Relations

Kevin.ellich@modivcare.com